UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 20, 2006

Meade Instruments Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-22183	95-2988062
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6001 Oak Canyon, Irvine, California		92618-5200
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	949 451-1450

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Meade Instruments Corp. (the "Company") entered into a First Amendment to Lease, dated December 20, 2006 (the "Amendment"), with The Irvine Company LLC, a Delaware limited liability company, formerly The Irvine Company, a Delaware corporation ("TIC"), amending that certain Industrial Lease (Single Tenant; Net; Stand-Alone), dated December 20, 1996, between the Company and TIC (the "Lease").

The Amendment, which covers the Company’s corporate, manufacturing and distribution headquarters in Irvine, California modifies the Lease to extend the Lease Term until August 31, 2012, adjusts the Basic Rent and makes certain other modifications as set forth in the Amendment.

A copy of the Amendment is attached hereto as Exhibit 10.86 to this report.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

The exhibit to this Current Report is listed in the Exhibit Index set forth elsewhere herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Meade Instruments Corp.

December 27, 2006	By:	Brent W. Christensen

Name: Brent W. Christensen
Title: Senior Vice President - Finance and CFO

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Exhibit Index

Exhibit No.	Description

10.86	First Amendment to Lease, dated December 20, 2006, by and between The Irvine Company LLC, a Delaware limited liability company, formerly The Irvine Company, a Delaware corporation, and Meade Instruments Corp., a Delaware corporation, as successor-in-interest to Meade Instruments Corp., a California corporation.